Exhibit 99.1

NewLink Genetics Awarded $18 Million Contract Option from BARDA

AMES, Iowa, October 1, 2015 -- NewLink Genetics Corporation (Nasdaq:NLNK) announced today that the Biomedical Advanced Research and Development Authority (BARDA) of the United States Department of Health and Human Services (HHS) has exercised an $18 million option on NewLink Genetics’ existing contract to support the scale-up of the manufacturing process relating to its investigational rVSV-ZEBOV GP (Ebola) vaccine candidate. BARDA made an initial $30 million contract award to NewLink in late 2014 and is now providing additional funding to continue development of the Ebola vaccine candidate. Merck (NYSE: MRK), known as MSD outside the United States and Canada, has the license for research, development, manufacturing and commercialization of the rVSV-ZEBOV GP (Ebola) vaccine.

“This additional funding by BARDA will help New Link and Merck accelerate large-scale production of this Ebola vaccine candidate and demonstrates government commitment to this important project," said Dr. Charles Link, CEO and Chief Scientific Officer of NewLink Genetics. “In collaboration with Merck, we will continue to work diligently to bring this vaccine candidate to patients in need as quickly as possible.”

The rVSV-ZEBOV GP (Ebola) vaccine candidate was originally developed by the Public Health Agency of Canada (PHAC) and was subsequently licensed to a subsidiary of NewLink Genetics. In late 2014, Merck licensed the vaccine from NewLink Genetics to apply Merck's vaccine expertise to help accelerate the development of this vaccine candidate. Clinical studies of the vaccine candidate are ongoing.
About NewLink Genetics Corporation
NewLink Genetics is a biopharmaceutical company focused on discovering, developing and commercializing novel immuno-oncology products to improve treatment options for patients with cancer. NewLink Genetics’ portfolio includes biologic and small-molecule immunotherapy product candidates intended to treat a wide range of oncology indications. NewLink Genetics’ product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “potential,” “will,” “could,” “should,” “seek” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics’ financial guidance for 2015; enrollment in or results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; NewLink Genetics’ future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in “Risk Factors” and elsewhere in NewLink Genetics’ Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change.

Exhibit 99.1

However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics’ views as of any date subsequent to the date of this press release.
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Corporate Contact:
Jack Henneman
Chief Financial Officer
(515) 598-2561
Investor@linkp.com

Investor Contact:
Donna LaVoie or Kristina Coppola
LaVoieHealthScience
617-374-8800, ext. 107/105
dlavoie@lavoiehealthscience.com
kcoppola@lavoiehealthscience.com

Media:
David Connolly or Lindsay LeCain
LaVoieHealthScience
617-374-8800, ext. 108/106
dconnolly@lavoiehealthscience.com